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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): January 30, 2007


                          COOPERATIVE BANKSHARES, INC.
               (Exact name of registrant as specified in charter)

 NORTH CAROLINA                      0-24626                  56-1886527
 (State or other                   (Commission               (IRS Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)

               201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 8.01     OTHER EVENTS.
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         On January 30, 2007, the Board of Directors of Cooperative Bankshares,
Inc. (the "Company") updated the Company's Management Incentive Plan (the "Plan"). The purpose of the Plan is to relate executive compensation to the Company's performance. Under the Plan, participating executives are eligible for bonuses based on the Company's achievement of performance thresholds, which include thresholds for net earnings, return on average equity, growth in core deposits and the accomplishment of objectives relating to the Company's strategic plan. Four of the Company's executive officers are eligible for compensation under the Plan: Frederick Willetts, III, its President and Chief Executive Officer, O.C. Burrell, Jr., its Chief Operating Officer, Todd L. Sammons, its Senior Vice President and Chief Financial Officer, and Dickson B. Bridger, its Senior Vice President/Mortgage Lending. Under the Plan, Mr. Willetts is eligible to receive a maximum of 55% of his base salary, Mr. Burrell is eligible to receive a maximum of 45% of his base salary and Messrs. Sammons and Bridger are each eligible to receive a maximum of 40% of their base salaries. Distribution of bonuses will be deferred until the Company's Audit Committee has received and approved the Company's 2007 year-end audit but all awards will be granted before March 15, 2008.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COOPERATIVE BANKSHARES, INC.


                                      /s/ Todd L. Sammons
                                      ------------------------------------------
                                      Todd L. Sammons
                                      Senior Vice President and Chief Financial
                                      Officer

Date:  February 5, 2007